Exhibit.10.1

Denali Therapeutics Inc.
151 Oyster Point Blvd
South San Francisco, CA 94080
Attention: Alex Schuth, Chief Operating Officer Email: schuth@dnli.com with a copy to:
Wilson Sonsini Goodrich and Rosati P.C.
12235 El Camino Real, Suite 200
San Diego, California 92130
Attention: Miranda Biven
Facsimile: 858-350-2399

Sent by email

February 24, 2025

Re: Collaboration and License Agreement – Notice and Agreement of Program termination pursuant to Section 13.3
Dear Ladies and Gentlemen,
Reference is hereby made to that certain Collaboration and License Agreement (the “Agreement”), dated as of October 29, 2018, by and between Denali Therapeutics Inc., a Delaware corporation (“Denali”) and Genzyme Corporation, a Massachusetts corporation (“Sanofi”). Capitalized terms used but not defined herein are defined in the Agreement.

Please note that Sanofi has elected to terminate the CNS Program for convenience and this letter shall serve as notice of termination of the Agreement pursuant to Section 13.3 (the “CNS Termination”).

Notwithstanding anything in the Agreement to the contrary, the Parties agree as follows solely with respect to the CNS Termination:

1.Termination Date. The CNS Program is terminated in its entirety effective as of the date of this letter.
2.Patent Rights. Section 13.8.1(b) shall not apply to the CNS Termination. Instead, [***].

3.New Licenses. The license granted by Sanofi to Denali pursuant to Section 13.8.1(c) shall be limited to Sanofi Unblocking Know-How, including, but not limited to, the Sanofi Know-How contained in or specifically related to any information and materials listed on Exhibit A of this letter. [***]

4.Regulatory Assignment. Section 13.8.1(d) shall not apply to the CNS Termination. Instead, as of the date of this letter, [***] following the date of this letter, Sanofi has assigned, or will assign, the Regulatory Approvals and Regulatory Documentation listed on Exhibit A of this letter to Denali. Notwithstanding the definition of Confidential Information, all such Regulatory Documentation and Regulatory Approvals in the Terminated Area for the Terminated Denali Products and all Joint Program Know-How that is solely specific to the Terminated Denali Products shall be deemed to be the Confidential Information of Denali, and not Sanofi, following Sanofi’s assignment of such Regulatory Documentation and Regulatory Approvals to Denali pursuant to Section 13.8.1(d).

5.Technology Transfer. Pursuant to Section 13.8.1(e), Sanofi shall provide to Denali, as of the date of this letter [***] following the date of this letter, the Information pertaining to the Terminated Denali Products in the Terminated Area listed on Exhibit A.

6.Transition Assistance. Section 13.8.1(f) shall not apply to the CNS Termination; provided that, Denali shall, at its discretion, purchase the inventory listed on Exhibit B at [***] of the Manufacturing Costs [***] following the date of this letter.

7.Publication. The Parties agree to make the publications listed on Exhibit C without the need for further consent under Section 10.6.3. Except for those publications listed on Exhibit C, Sanofi shall not publish, publicly present or otherwise publicly disclose any materials that pertain to the Terminated Denali Products, including materials that contain pre-clinical data or Clinical Data or pertain to results of Clinical Studies for one or more Terminated Denali Products, without the prior written consent of Denali, not to be unreasonably withheld, delayed or conditioned. Sanofi shall submit any such proposed publication, public presentation or public disclosure that pertains to the Terminated Denali Products for review and comment in accordance with Section 10.6.3 (Review and Comment Rights).

We will work with Denali’s team to promptly effect the termination in accordance with the relevant provisions of the Agreement, as amended by this letter.

Yours sincerely,

On behalf of Genzyme Corporation

By: /s/ Michael Iafolla
Name: Michael Iafolla
Title: Global Head of Alliance Management

Agreed and acknowledged:

Denali Therapeutics Inc.

By: /s/ Ryan Watts
Name: Ryan Watts
Title: Chief Executive Officer

Exhibit A

Regulatory/Quality, Clinical and Manufacturing Information

[***]

Exhibit B

Inventory
[***]

Exhibit C

Publications
[***]